Exhibit 8.3

[Bennett Jones LLP Letterhead]

April 16, 2015

TOTAL S.A.

Tour Coupole

2, place Jean Millier

Arche Nord Coupole/Regnault

92078 Paris La Défense Cedex

France

Total Capital

Tour Coupole

2, place Jean Millier

Arche Nord Coupole/Regnault

92078 Paris La Défense Cedex

France

Total Capital Canada Ltd.

2900, 240 – 4th Avenue S.W.

Calgary, Alberta, T2P 4H4

Canada

Total Capital International

Tour Coupole

2, place Jean Millier

Arche Nord Coupole/Regnault

92078 Paris La Défense Cedex

France

Dear Ladies and Gentlemen:

We have acted as Canadian tax counsel to Total S.A. (“Total”), Total Capital, Total Capital Canada Ltd. (“Total Canada”) and Total Capital International (“Total International” and, together with Total, Total Capital and Total Canada, the “Issuers”) in connection with the Registration Statement on Form F-3, filed by the Issuers under the Securities Act of 1933, as amended (the “Act”), of an indeterminate aggregate amount of debt securities of Total, guaranteed debt securities of Total Capital, guaranteed debt securities of Total Canada and guaranteed debt securities of Total International (the “Registration Statement”).

We hereby confirm to you that our opinion is as set forth under the caption “Tax Considerations-Canadian Taxation” in the Prospectus included in the Registration Statement, subject to the assumptions and limitations contained therein.

We hereby consent to the use of our name and the filing of this letter as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Bennett Jones LLP